Exhibit 23.7

                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of L.B. Foster Company, included in this Form 10-K for the year ended December 31, 2001 and in the Prospectus part of the Registration Statements Nos. 33-17073, 33-35152, 33-79450, 333-65885, 333-81535, and 333-60488.




                                                        /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 22, 2002